                                                                      EXHIBIT 21

                        PACIFIC GATEWAY PROPERTIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                     PERCENTAGE
                                                                                                     INTEREST OF
                                                                                 PLACE OF              VOTING
NAME                                                                           ORGANIZATION       SECURITIES OWNED
-------------------------------------------------------------------------  ---------------------  -----------------
Pacific Gateway Properties, Inc..........................................  New York                        100%

Pacific Gateway Properties Management Corporation........................  California                      100%

Pacific Gateway Properties Hotels, Inc...................................  California                      100%

Perini Investment Properties Executive Suites, Inc.......................  California                      100%

Maritime Plaza Associates................................................  California                      100%

PGP--South Bay Office Tower, Inc.........................................  California                      100%

PGP--North Tucson Business Center, Inc...................................  California                      100%

PGP--Weston, Inc.........................................................  California                      100%

Rincon Center Associates.................................................  California Limited             22.8%
                                                                           Partnership

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